EXHIBIT 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated February 25, 2000, relating to the consolidated financial statements of Frontline Communications Corporation (the "Company") appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.

We also consent to the reference to us under the caption "Experts" in the prospectus.


/s/ BDO Seidman, LLP

BDO SEIDMAN, LLP

New York, New York
April 14, 2000